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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2000 relating to the financial statements and financial statement schedules, which appear in Conectiv's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Item 5. Interests of Named Experts and Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 29, 2000